Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219341

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED AUGUST 21, 2018
(To Prospectus dated October 16, 2017)

              Shares
Common Stock

We are offering                      shares of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “NBEV.” On August 20, 2018, the closing sale price of our common stock on Nasdaq was $1.54 per share.

 Certain of our officers and directos have indicated an interest in purchasing an aggregate of approximately $       million of common stock in the offering at the public offering price per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-13 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)    We have agreed to reimburse the underwriters for certain of its expenses. See “Underwriting” beginning on page S-18.

We have granted the underwriters an option for a period of 30 days to purchase up to additional shares of our common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $ and the total proceeds to us, before expenses, will be $ .

The underwriters expect to deliver our shares to purchasers in the offering on or about             , 2018.

Roth Capital Partners
Sole Book Running Manager

Northland Capital Markets
Lead Manager

August 21, 2018

ACCOMPANYING PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the underwriters has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since October 16, 2017, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references to “we,” “our,” “us,” “New Age Beverages” or the “Company” in this prospectus mean New Age Beverages Corporation, a Washington corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Overview

We are a Colorado-based healthy beverage company engaged in the development and commercialization of a portfolio of organic, natural and other better-for-you healthy beverages. We market a full portfolio of Ready-to-Drink (“RTD”) better-for-you beverages including competitive offerings in the kombucha, tea, coffee, functional waters, relaxation drinks, energy drinks, rehydrating beverages, and functional medical beverage segments. We differentiate our brands through superior functional performance characteristics and ingredients and offer products that are 100% organic and natural, with no high-fructose corn syrup (“HFCS”), no-genetically modified organisms (“GMOs”), no preservatives, and only natural flavors, fruits, and ingredients. We rank as the 58th largest non-alcoholic beverage company in the world and one of the largest healthy beverage companies. Our goal is to become the world’s leading healthy beverage company, with leading brands for consumers, leading growth for retailers and distributors, and leading return on investment for shareholders. Our target market is health conscious consumers, who are becoming more interested and better educated on what is included in their diets, causing them to shift away from less healthy options such as carbonated soft drinks or other high caloric beverages and towards alternative beverages choices. Consumer awareness of the benefits of healthier lifestyles and the availability of heathier beverages is rapidly accelerating worldwide, and New Age is capitalizing on that shift.

Corporate History

New Age Beverages Corporation was formed under the laws of the State of Washington on April 26, 2010, under the name American Brewing Company, Inc. (“American Brewing”).

On April 1, 2015, American Brewing acquired the assets of B&R Liquid Adventure, which included the brand, Búcha Live Kombucha. Prior to acquiring the Búcha Live Kombucha brand and business, we were a craft brewery operation. In April 2016, new management assumed daily operation of the business, and began the implementation of a new vision for the Company. In May 2016 we changed our name to Búcha, Inc. (“Búcha”), and then on June 30, 2016, we acquired the combined assets of “Xing” including Xing Beverage, LLC, New Age Beverages, LLC, Aspen Pure, LLC, and New Age Properties. We then shut down all California operations where Búcha was based, relocated the Company’s operational headquarters to Denver, Colorado, and changed our name to New Age Beverages Corporation. On October 1, 2016, we then sold American Brewing including their brewery, brewery assets and its related liabilities to focus exclusively on the healthy beverages. We recognized the sale of our brewery and brewery operations as a discontinued operation beginning in the third quarter of 2016, and ultimately concluded the transaction in February 2017. In February 2017, we uplisted onto The NASDAQ Capital Market. In March 2017, we acquired the assets of Maverick Brands, including their brand Coco-Libre. In June 2017, we acquired the assets of Premier Micronutrient Corporation (“PMC”), and also completed the acquisition of the Marley Beverage Company (“Marley”) including the brand licensing rights to all Marley brand ready to drink beverages.

We have three wholly-owned subsidiaries, NABC, Inc., NABC Properties, LLC (NABC Properties”), and New Age Health Sciences. NABC, Inc. is our Colorado-based operating company that consolidates performance and financial results of our divisions. NABC Properties incorporates all our buildings and warehouses, and New Age Health Sciences includes all our patents, and the operating performance in the medical and hospital channels.

Principal products

Our core business is to develop, market, sell and distribute healthy ready-to-drink beverages. The beverage industry comprises $870 Billion in annual revenue according to Euromonitor and Booz & Company and is highly competitive with three to four major multibillion dollar multinationals that dominate the sector. We compete by differentiating our brands as healthier and better-for-you alternatives that are natural, organic, and/or have no artificial ingredients or sweeteners. Our brands include Xing, Aspen Pure, Marely, Búcha Live Kombucha, PediaAde, Coco-Libre, Bio-Shield, and ‘n-Hanced, all competing in the existing growth and newly emerging dynamic growth segments of the beverage industry.

Xing

Xing is an all-natural, non-GMO, non-HFCS brand that encompasses XingTea, XingEnergy, Xing Craft Brew Collection Tea, and Xing Craft Collection Lemonades.

 XingTea is an all-natural, non-GMO, non-HFCS, and award winning, ready-to-drink tea. XingTea won first place in the North American tea competition over 250 other brands, and recently won bronze in the Global Tea Competition in 2017. Xing is made with brewed green and black teas, and is further differentiated with unique natural fruit flavors, with no preservatives, GMOs or HFCS. Sweetened with only honey and pure cane sugar and significantly lower in sugar and calories than other major competitors, XingTea comes in a range of natural sweetened and unsweetened flavors in 23.5 oz cans, 16 oz Pet bottles, 12 oz cans and gallon jug packages, and is produced in New Age’s network of manufacturers across the United States.

XingTea is sold in 50 states and 10 countries, but was predominately sold in 7 Western states until recently. The brand gained its first national retail distribution in late 2017 gaining placement in 7 Eleven, CVS, and other major retailers with plans to fully roll out through these chains in the early 2018. The brand is now available nationwide across multiple channels of distribution from traditional grocery to health food and specialty outlets to hypermarkets to club stores, to pharmacy and drug outlets, to gas and convenience outlets. XingTea competes in the RTD Tea category that according to Euromonitor International exceeded $50 Billion in annual revenue with a CAGR of 10.9% since 2012.

Xing Craft Brew Collection Tea

Xing Craft Brew Collection Tea is a 100% organic, premium brewed line of artisanal teas sold in 16 oz glass bottles with no added sugar and no artificial flavors. Xing Craft Collection comes in five trending flavor combinations including Hibiscus Honey Blossom, Ginger Georgia Peach, Japanese Mountain Green, and Madagascar Vanilla Chai.

The premium brewed tea segment has emerged over the past two years defined by brands from major competitors including Gold Peak, Pure Leaf, Teavana and others in 16 oz packaging and priced at $1.89 to $2.29 in major grocery and convenience retail. Unlike competitors that have more than 21 grams of added sugar, Xing Craft has no added sugar, and is an artisanal brewed team made with single origin grown tea blends. The sub segment is estimated to comprise more than $2 billion in revenue according to Nielsen, Spins, and Markets and Markets, with gross margins significantly more attractive than the more price driven large format can tea segment.

Xing Craft Collection Lemonade

Xing Craft Collection Lemonade is a 100% organic, premium line of lemonades with coconut water sold in 16 oz glass bottles with lower sugar and no artificial flavors. Xing Craft Collection Lemonades comes in both sparkling and still varieties in classic and trending flavor profiles including Sparkling Strawberry Lemon, Sparkling Lemon Passion, Lemon Guava Mango, Lemon Strawberry Kiwi and some exclusive flavors for major retail partners in both sparkling and regular lemonade, coconut water and exotic fruit combinations.

The premium lemonade segment has grown over the past five years to become a year-round staple and has been defined by brands from major competitors including Hubert’s, Santa Clara, Calypso, and others in 16-20 oz packaging and priced at $1.99 to $2.99 in major grocery and convenience retail. Unlike competitors that have more than 40 grams of added sugar, Xing Craft has significantly lower sugar, and is made with all-natural fruits and flavors from some of the most exotic locations on the planet. The segment of RTD Lemonade is estimated to comprise more than $980 million in revenue in the US, with 6.4% annual growth according to Hexa and the IBIS world industry report

XingEnergy

XingEnergy is an all-natural, non-GMO, non-HFCS, vitamin-enriched, better-for-you energy drink, made with all-natural fruit flavors and contains the full recommended daily allowance of B-Complex vitamins. XingEnergy is offered in limited distribution, as the energy drinks segment is dominated by a few key players and the segment overall is one of significant competitive intensity.

XingEnergy comes in four flavors including Tangerine Dream, Grape Attack, Mad Melon, and Grapefruit Go packaged in 16 oz cans, sold individually. XingEnergy competes in the energy drinks category, and according to Grandview Research and Research and Markets, the global energy drink market size was $49.9 Billion with a CAGR of 9.8% since 2012.

Aspen Pure PH and Aspen Pure Probiotic

Aspen Pure PH is a naturally PH-balanced, artesian-well sourced water from the Colorado Rocky Mountains, and Aspen Pure Probiotic has more than 12 different probiotic strains and more than 10 billion CFU’s (colony forming units (probiotics)) in every serving with 2 years of shelf-life.

Aspen Pure has no added minerals or electrolytes and comes out of the ground at a natural PH-balanced level of up to 7.0. Aspen Pure is then purified and bottled at the source in New Age’s own manufacturing facilities. Aspen Pure is commercialized primarily in a 5 state area in and around the Company’s home Colorado market. There are no current plans to expand or invest in it beyond its current distribution as the premium bottled water segment is a highly competitive, expensive, and broadly undifferentiated segment in which to compete. Aspen Pure Probiotic however is highly differentiated. As such, the product has expanded to key regional retailers on both the East and West coasts, a major convenience retailer in Canada, and a major national grocery retailer in the United States. Aspen Pure competes in the premium bottled water category. According to Transparency International, global bottled water sales reached $198 Billion in 2017 and experienced a compound annual growth rate 6.4%

Búcha Live Kombucha

Búcha Live Kombucha (“Búcha”) is a certified-organic, all-natural, non-GMO, non-HFCS, fermented Kombucha tea with more than two billion CFU’s in every serving.

Búcha is produced with a unique and proprietary manufacturing process that eliminates the common vinegary aftertaste associated with many other Kombucha’s and provides the brand with an industry leading twelve-month shelf life as compared to the typical 90-day shelf life of our competitors’ products. The production process also leads to consistency and stability with no risk of secondary fermentation, secondary alcohol production, incremental sugar production or over-carbonation, and is one of the world’s first Kombucha’s that is shelf-stable (no refrigeration required) with no degradation to flavor or the probiotics organisms in every serving.

Búcha is made from black teas, proprietary kombucha culture and probiotics, unique yeast strains and cultures, and all-natural organic fruits and flavors. Búcha comes in five flavors including Raspberry Pomegranate, Blood Orange, Guava Mango, Grapefruit Sage, and Yuzu Lemon packaged in 16 oz glass bottles. The brand is sold at major grocery retail across the United States and Canada. Because Búcha is shelf stable and has 12 months of shelf life, the brand has recently been able to expand internationally and to major convenience retail. The Kombucha category is the fastest growing segment in the beverage industry with CAGR of 41% since 2012 and annual revenues of $1.48 Billion according to Zion Market Research and Beverage Industry Magazine.

Coco-Libre

Coco-Libre is an organic, 100% coconut water produced at the source. The brand is one of the top 5 brands in the coconut water category and the leading brand in multi-serve sizes. Coco-Libre is distributed in more than 15,000 outlets throughout the United States and Canada, and has excellent presence in the natural channel. The brand comes in 1 liter sizes, 330 ml tetra-pak, and 500 ml cans in both regular and natural fruit flavored varieties.

In late 2017, we switched Coco-Libre from being produced from concentrate in the US, to being produced at the source from 100% organic pure coconut water. With this shift, we gained some significant benefits including:

1) A more preferred consumer proposition “not from concentrate”
2) Significantly improved flavor profile resulting from the young coastal coconut base
3) Lower cost of goods sold by more than 30%
4) New more preferred consumer packaging options differentiated vs. other’s tetra-paks

Coco-Libre competes in the approximately $2.5 billion coconut water category that has experienced a compound annual growth rate of over 20% over the past 5 years, and is the second fastest growth segment in the non-alcoholic beverage category according to Beverage Business Insights.

Coco-Libre Sparkling

Coco-Libre Sparkling was launched in December 2017 and has already gained 6,897 points of distribution in 1,919 outlets. The product is produced at the source, is made with only pure young coastal coconut water and natural fruits, and contains no added sugar. The brand has 30 to 40 calories total depending on the variety and comes Coconut Lime, Coastal Coconut, Coconut Mangosteen Passion, Coconut Watermelon, and Coconut Peach Pear flavor combinations.

Coco-Libre Sparkling sources revenue from other sparkling waters, which is a large fast growing segment, and from other still coconut waters. The brand has the lightness and crispness of a sparkling water, but is produced from coconut water instead of municipal tap water like other leading sparkling water brands.

Coco-Libre Protein

Coco-Libre Protein competes in the meal replacement category, one of the fast emerging segments in the non-alcoholic beverage category. Coco-Libre Protein is being redeveloped to become a complete meal replacement, vs. its historic coconut water with merely added protein.

According to Statista, the meal replacement segment is estimated to be $3.7 billion in annual revenue.

Marley

New Age acquired the Marley RTD beverage franchise including the brands Marley One Drop and Marley Mellow Mood in June of 2017, following entry into a management agreement in October of 2016 to lead the Sales, Marketing and Distribution of the Marley Beverage Company. Following the acquisition, New Age owns the licensing rights in perpetuity to the Marley Brand of RTD beverages and provides an annual licensing fee as a percent of sales to the Marley family. The Bob Marley franchise generally is a globally relevant lifestyle brand with excellent social media presence, enjoying more than 72 million loyal Facebook followers and loyal Bob Marley fans.

Marley yerba Mate

Organic Marley Mate was launched in November 2017, exclusively with a major convenience store chain initially across three of their divisions. Marley Mate is a tea/coffee/natural energy drink hybrid that has the taste of a tea, the uplifting benefits of coffee or an energy drink, but without any crash and without any of the increasingly negatively viewed ingredients in energy drinks. The brand is organic, very clean label with only Marley Mate 30-40 calories, and has quickly become the number two player nationally in the category, despite being in limited distribution.

Marley Mate comes in four flavors including Be Jammin Berry, One Love Lemon, Jamaican Me Mango, and Ya Mon Mint. The brand has met with excellent early success in its initial markets since launch, outselling major competitors in each of its initial launch markets.

Marley Mate competes in the rapidly emerging yerba mate segment of the tea/coffee/energy drink category.

Marley Cold Brew

Marley Cold Brew was developed in late 2017, harmonized with the rest of the new Marley branding family, gained commitment for national distribution with a major convenience channel customer, and is expanding in full launch in Q2 2018. The segment at retail is very new with retailers still learning about pull through rates and sustainable consumer demand. The segment however has been growing at the expense of other high caloric Frappuccino-type beverages, and differentiates with more real and less acidic or bitter taste that a regular RTD coffee.

Cold Brew as a segment is a part of the $55 billion global RTD coffee market according to Mintel.

Marley One Drop

Marley One Drop  is a RTD coffee made with Premium Jamaican Blue Mountain Coffee, and unlike competitive RTD coffees contains no artificial ingredients, no HFCS, no preservatives, no GMO’s, and is kosher certified. The brand comes in 11 oz slim cans and in four flavors including Mocha, Vanilla, Swirl and Banana Split.

Marley One Drop coffee is distributed in more than 5,000 outlets throughout the United States and Canada, and has an initial presence in 7 international markets in Western Europe, Latin America and the Caribbean.

Marley One Drop competes in the approximately $55 billion Global RTD coffee market, which has experienced a compound annual growth rate over the past five years of just over 10%.

Marley Mellow Mood

Marley Mellow Mood is a RTD relaxation drink that sources revenue from the RTD Tea category. Marley Mellow Mood is made with Valerian Root, Chamomile, and other natural herbs and ingredients and unlike competitive RTD Tea’s is all natural, has no HFCS, no preservatives, no GMO’s, and is kosher certified. The brand comes in 15.5 oz. cans in five flavors including Peach Raspberry, Bartlett Pear, Raspberry Lemonade, and Honey Green Tea. Marley Mellow Mood recently won silver in the 2017 Global Tea Championships and capitalizes on consumer trends to lower sugar, natural, and healthier alternatives.

Marley Mellow Mood relaxation drinks compete in the approximately $50 billion Global RTD tea market, which has experienced a compound annual growth rate over the past five years of just under 10%.

Marley Mellow Mood® relaxation drinks are distributed in more than 10,000 outlets throughout the United States and Canada, and has an initial presence in 7 international markets in Western Europe, Latin America and the Caribbean.

New Age Health Sciences Division

We established our Health Sciences Division in the third quarter of 2017, as a separate standalone company and wholly-owned subsidiary after the acquisition of the Premier Micronutrient Corporation. The acquisition came with 11 patents that have since been added to, now totaling 13, on which significant cooperative research studies and human and animal trials have been completed. The patents and human need states that are addressed by the technologies were all developed in partnership with and partially funded by the U.S. government. New Age now owns all the intellectual property, significantly differentiating it from other beverage companies. Our intention is to convert the patents into products, with direct functionality in protection, treatment, or improvement of different consumer need states.

We have decided to pursue four main areas of focus where we believe we have the most robust science and patent protection on which we intend to commercialize products including Rehydration/Recovery, Radiation protection, Neural Protection/Improvement, and Cardiovascular health. We also intend to either license or outsource any patent we do not intend to commercialize.

‘nHanced

‘nHanced is our first product that was developed by the medical and scientific team at New Age Health Sciences. ‘nHanced delivers a first of its kind, product which is specifically designed to improve patient outcomes after surgery. It is an all-natural, clear carbohydrate beverage for use up to two hours prior to surgery patients and hospital systems adopting ERAS surgical protocols. The product utilizes the same superior carbohydrate source that we use in our Coco-libre coconut water, includes key vitamins and mineral co-factors for immune support, and provides antioxidants, amino acids and phytonutrients for improved metabolic function.

New Age has the insight that a preoperative carbohydrate dose with specific fluid volume has multiple health benefits for a person undergoing surgery. This insight, coupled our data on the positive benefits of micronutrients, led to the formulation of ‘nHanced to provide facilitate recovery after surgery. with less inflammatory response, less nausea, reduced gastric stress, increased GI motility, less insulin resistance, improved wound healing and immune function, and overall improved patient satisfaction.

Bio-Shield

“Bio-Shield” is the current working brand name for our radiation protection product. We believe that we own the patents to the only product in the world proven to protect the body from the effects of ionizing radiation, and have the trails and research studies validating the efficacy of our product. Ionizing radiation, which comes from a number of sources, including near proximity to sun, nuclear facilities, medical X-rays or scans, affect the body by breaking the double strands of DNA inside the body. New Age’s product has proven to protect double-strand DNA from breaking from the impact of radiation.

We intend to launch “Bio-Shield” in Asia Pacific in 2018, and thereafter expect to other markets and channels including both the travel and medical channels.

‘nHanced addresses a market segment size of more than 320 million surgeries a year, 25% of which are associated with complications.

PediaAde

PediaAde was developed in the fourth quarter of 2017 and tested in limited distribution. Full expansion is expected in 2018 in key grocery and pharmacy outlets in the U.S. We believe PediaAde delivers superior rehydration to competitive rehydration products, due in part to production using the same superior carbohydrate and electrolyte source found in our Coco-Libre brand. PediaAde has only 25 total calories, is all-natural, and has no harmful ingredients, like red dye #40 and others found in competitors.

Competitive Strengths

New Age has five components of differentiation that distinguishes it from other companies competing in the beverage industry:

1)
New Age has a unique business platform with its own Direct Store Delivery ("DSD") distribution. This platform enables the Company to have the infrastructure and resources to operate a profitable beverage business. Most if not all beverage companies under $100 million in scale struggle because of the overhead and costs to operate in the sector. New Age, with its cash generative DSD operation, can spread its overhead across a much larger base, providing the resources to allocate to brand building and expansion in a way few if any other small cap beverage companies can.

Our DSD distribution group in Colorado includes almost 40 unique routes, with a >20 person sales team, and a >20 person merchandising team, covering more than 6,000 outlets for more than 60 brands and more than 600 SKU’s. The DSD arm of our business is a test bed for new products before national rollout, provides an early indicator system for any new emerging competitive brands or beverage segments, and gives the group near captive control of the shelf space across the 6,000 outlets the group services.

The scale that the DSD system represents, coupled with the efficient cash conversion of the type of operation, provides the resources and infrastructure base to facilitate expansion and diversification to higher margin beverages sold globally in traditional and new higher margin channels. The combination provides the potential for superior free cash flow and net income generation in a way that would be very difficult for other smaller beverage companies to achieve.

2)
New Age has a full brand portfolio competing in only the growth segments of the industry, and as such is the only one-stop-shop supplier of healthy beverages for retailers and distributors. These entities are reticent to work with smaller, individual brand companies without the resources and infrastructure to support them.

New Age’s portfolio of healthy brands enables the Company to pursue the strategic high ground of “world’s leading healthy functional beverage company,” filling the void created by the legacy leaders in the industry. Not only does the Company enjoy the growth rate benefits of the segments in which it competes, but by focusing exclusively on healthy alternatives, it limits its distractions and required investments to maintain businesses in declining segments like juice or carbonated soft drinks for example that many of its competitors are forced to continue.

3)
New Age has a strong distribution in major key accounts across the US. We have insights that this “ distribution presence” supports development of “brand preference,” and provides a stable and sustainable revenue platform. New Age has also recently structured preferred partnerships with major distributors to penetrate new and alternative channels, and believes it has first mover advantage with them to take advantage of significant growth in these segments.

The Company has spent the past 10 years developing a national hybrid distribution network with other major DSD operators, natural channel distributors, and direct to store wholesale distribution. The Company’s national network represents a significant competitive advantage and barrier to entry vs. many other smaller beverage companies.

4)
The Company has financial flexibility with a strong balance sheet, de minimis debt, and access to the capital markets unlike many other private or small public beverage entities.

New Age has historically enjoyed a low cost of capital relative to its peer group by virtue of its line of credit at libor plus 2 established with US Bank in 2016. That line, coupled with its ability to access the capital markets up to $100 million via its S-3 facility established in October 2017 to facilitate major acquisitions or provide capital for significant organic growth opportunities, provides the firm with an unprecedented ability and significant optionality to intelligently support its growth.

5)
New Age has the organizational capabilities and systems unlike other small beverage companies., defined as having the people, processes, systems, information, and culture/environment to drive superior, sustainable, profitable growth,

New Age’s senior leadership team has collectively more than 100 years of beverage industry experience and experience working in both major multinationals and smaller beverage companies. The Company’s board of directors brings global strategic leadership experience gleaned from running highly successful major multinational companies in the beverage, retail, and other industries. From a process standpoint, New Age has dedicated daily, weekly, monthly and annual routines, by and through which it runs the operation.

The Company recently employed Microsoft dynamics and Encompass ERP systems, and has an internal target setting system whereby every associate in the firm has specific metrics cascaded from the Company’s annual business plan. New Age has also developed its own proprietary dashboards to augment its access to syndicated data and industry information, and employed a culture of ownership and environment of accountability and that is metric driven and performance oriented.

As a result of the Company’s strengths, three competitive advantages are emerging including an ability to drive superior organic growth on its core portfolio, an ability to profitably acquire and integrate new companies and brands, and an ability to develop new breakthrough products organically leveraging its R&D and scientific and medical expertise.

Reliance on Third Party Suppliers and Distributors

We rely on various suppliers for the raw and packaging materials, production, sale and distribution of our products. Our third party distribution providers are for certain areas of the country that are outside of our owned DSD distribution network. The material terms of these relationships are typically annually negotiated and include pricing, quality standards, delivery times and conditions, purchase orders, and payment terms. Payment terms are typically net 30, meaning that the total invoiced amount is expected to be paid in full within 30 days from when the date on which the products or services are provided. We believe that we have sufficient options for each of our raw and packaging material needs, as well as our third party distribution needs and also have long term relationships with each of our suppliers and distributors, resulting in consistency in quality and supply. We also believe that we have sufficient breadth of retail relationships with distribution in both large and small retailers and independents and across multiple channels (mass, club, pharmacies, convenience, and small and large format retailers) throughout the United States.

The contractual arrangements with all third parties, including suppliers, manufacturers, distributors and retailers are typical of the beverage industry with standard terms. We have no long-term obligations with any of the third parties nor do any of them have long-term obligations with us. The third party supplier, manufacturing and distribution agreements were entered into in the normal course of business within the guidelines of industry practices and are not deemed material and definite.

Growth Strategies

Our long-term objective is to become the leading healthy beverage company. We believe that by focusing on our purpose, which is to make a difference for consumers with healthier beverages, and by flawlessly executing our business plan, that we can achieve that objective. Based on available information, we believe we are one of the top 20 healthy beverage companies worldwide today, and the 58th largest non-alcoholic beverage company overall. We intend to achieve our goal by driving organic growth behind our existing portfolio of healthy functional beverages, in all relevant packages and product formats, across all major retail channels, in all major markets, through an aligned network of retailer and distributor partners.

Our key growth strategies include the following:

– Build core brands with new products in emerging growth segments

– Drive key account distribution and in-store merchandising

– Penetrate new channels, markets and segments

– Expand gross and EBITDA margins

– Build metric-driven, performance oriented, culture of ownership and accountability

Sales and Marketing

We currently have an in-house sales and merchandising team consisting of approximately 75 individuals based in Colorado and throughout the United States, whose compensation is highly variable and highly performance-based. Each sales person has individual targets for increasing “base” volume through distribution expansion, and “incremental” volume through promotions and other in-store merchandising and display activity. As distribution to new major customers, new major channels, or new major markets increases, we will expand the sales and marketing team on a variable basis.

We market our products using a range of marketing mediums including in-store merchandising and promotions, experiential marketing, events, and sponsorships, digital marketing and social media, direct marketing, and traditional media including print, radio, outdoor, and TV.

Distribution

Our products are currently distributed in 10 countries internationally, and in 50 states domestically through a hybrid of four routes to market including our own DSD system that reaches more than 6,000 outlets, and to more than 35,000 outlets throughout the United States directly through customer’s warehouses, through our network of DSD partners, and through our network of brokers and natural product distributors. Our products are sold through multiple channels including major grocery retail, natural food retail, specialty outlets, hypermarkets, club stores, pharmacies, convenience stores and gas stations.

Our sales strategy is to distribute our products worldwide through to consumers in the most cost effect manner possible. We sell our products direct to consumers through our own Ecommerce system and other Ecommerce systems, through retail customers across grocery, gas, convenience, pharmacy, mass, club and other channels, to major foodservice customers, to alternative channel customers including juice/smoothie shops, military, office, and health club, and through hospitals, outpatient doctor offices, and other channels.

The diversification of our channels and distributors, similar to the diversification of retail customer base, is expected to minimize distributor and channel concentration and risk, but is also expected have a very positive margin mix effect, and a very positive incremental volume impact, with the combination of International, Ecommerce, Foodservice, and Health Sciences expected to exceed 15% of total revenue in 2018, from a negligible base in 2017.

Research and Development Activities

Our research and development efforts are focused on two primary paths. The first is to continually review our existing formulas and production processes and structure to evaluate opportunities for cost of goods sold improvements, without degrading the quality or fundamentally changing the consumer appeal taste profile of our existing products. The second major research and development effort is in the development of fundamentally new and differentiated products, based on consumer insights and trends and competitive intensity in those segments. The Company’s mission to only provide healthy functional beverages governs our development efforts.

The Company’s new products and R&D efforts in its Health Sciences Division, are science-backed by the patents, cooperative research studies and human and animal trails acquired from the Premier Micronutrient Corporation. They are targeted toward to fundamental human needs states, segments that do not yet exist in beverages, but do exist in the pharmaceutical arena, and opportunities where New Age can gain first mover advantage. The Company’s mission is to only provide healthy functional beverages with real efficacy for consumers. That guiding principle of “no compromise” governs all our development efforts.

Seasonality

We experience some seasonality whereby the peak summer months show a higher level of sales and consumption. However, the structure of our business and range of products in our portfolio mitigate any major fluctuations. Our revenue during the second and third quarters of the year have historically been approximately 60% of annual revenue, and this seasonality is expected to continue for the foreseeable future.

Competition

The beverage industry, specifically the healthy beverage industry, is highly competitive. We face intense competition from very large, international corporations, as well as from local and national companies. In addition, we face competition from well-known companies that have large market share.

The intensity of competition in the future is expected to increase and no assurance can be provided that we can sustain our market position or expand our business.

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. However, we believe that with our diverse product line, consisting of kombucha tea, green tea, water and energy beverages, it will give us the ability to obtain a large market share, and continue to generate sales and compete in the industry.

Patents and Trademarks

We hold United States trademarks, Serial Numbers 86694956 and 85087186 for Búcha. We also hold United States trademarks, Serial Numbers 85025636 and 76438612 for Aspen Pure®, Serial Number 85347345 for Just Pure Water®, Serial Number 77312629 for XingEnergy®, Serial Number 77050595 for XingTea®, all of which were acquired in our acquisition of Xing. We hold the United States trademarks, Serial Numbers 85243126 for Coco-Libre. We hold the United States trademarks, Serial Numbers 85066981, 85767476, 86709724, and 86681878 for Marley. We hold the United States trademarks, Serial Numbers for PediaAde 87599349.

We hold the United States patents, patent numbers 6,849,613 for Multiple Antioxidant Micronutrients, 7,399,755 for Formulations Comprising Multiple Dietary and Endogenously Made Antioxidants and B-Vitamins, and 7,449,451 for Use of Multiple Antioxidant Micronutrients as Systemic Biological Radioprotective Agents Against Potential Ionizing Radiation Risks. We hold the United States patents, patent numbers 7,605,145 for Micronutrient Formulations for Treatment of Diabetes Mellitus, 7,628,984 for Micronutrient Formulations for Pulmonary and Heart Health, and 7,635,469 for Micronutrient Formulations for Hearing Health. We hold the United States patents, patent numbers 8,221,799 for Multiple Antioxidants for Optimal Health, 8,592,392 for Multiple antioxidant micronutrients, 9,655,966 for Micronutrient Formulations for Radiation Applications, and patents pending and continuations in progress for Antioxidant Micronutrients used in Electronic Cigarettes, and BioShield for Protection Against Environmental Exposures.

Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of similar products, the use of a similar name by a competing company or a lawsuit initiated either by us or against us for infringement upon proprietary information or improper use of a trademark or patent, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business due to the cost of defending any potential litigation related to infringement. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government and Industry Regulation

We are subject to a variety of federal, state and local laws and regulations in the U.S. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations in the manufacture, safety, labeling, transportation and advertising of our products could damage our reputation and/or result in regulatory actions with substantial penalties. For example, changes in recycling and bottle deposit laws or special taxes on our beverages and our ingredients could increase our costs. Regulatory focus on the health, safety and marketing of beverage products is increasing. Certain federal or state regulations or laws affecting the labeling of our products, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, are or could become applicable to our products. At this time, our products do not require government approval, but as federal or state laws change, the manufacture or quality of our products may become subject to additional regulation.

We are also subject to the Securities Act, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Washington and Colorado Corporation Law. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business, such as the United States Internal Revenue Tax Code and the Washington and Colorado State Tax Codes, as well as international tax codes and shipping tariffs. We will also be subject to proprietary regulations such as United States Trademark and Patent Law as it applies to the intellectual property of third parties. We believe that the effects of existing or probable governmental regulations will be additional responsibilities of management to ensure that we are in compliance with securities regulations as they apply to our products as well as ensuring that we do not infringe on any proprietary rights of others with respect to our products. We will also need to maintain accurate financial records in order to remain compliant with securities regulations as well as any corporate tax liability we incur.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Capital Stock.”

Issuer	New Age Beverages Corporation

Common stock offered by us	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full)

Common stock to be outstanding after this offering(1)	shares of common stock (or shares of common stock if the underwriters exercise their option to purchase additional shares in full)

Over-allotment option	shares of common stock

Use of proceeds
We intend to use the net proceeds from this offering, for purchasing inventory for newly gained distribution and other general working capital purposes. See “Use of Proceeds” beginning on page S-15 of this prospectus.

Nasdaq symbol of common stock	“NBEV”

Risk factors
An investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

(1) The common stock outstanding after the offering is based on approximately 40,198,537 shares of our common stock outstanding as of August 21, 2018 and excludes (i) 1,611,475 shares of our common stock underlying outstanding stock options with a weighted average exercise price of $1.96 per share and (ii) 1,600,000 shares of our common stock reserved for future issuance as of August 21, 2018 under our 2016-2017 Long Term Incentive Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of the over-allotment option.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to This Offering

You will experience dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering at the public offering price of $       per share, and after deducting underwriters’ commission and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $       per share. See “Dilution.”

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Although management has designated the primary purpose of the proceeds to purchase inventory for newly gained distribution, management will still have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our shares of common stock are from time to time thinly-traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock has from time to time been “thinly traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

 Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

This issuance of shares of common stock in this offering could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future on our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition, debt covenants in place, and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on a stockholders’ investment will only occur if our stock price appreciates.

Certain of our shareholders possess piggy-back and demand registration rights with respect to securities of the Company they hold.  We have not received a formal waiver from such shareholders with respect to this, or prior, offerings and, as a result, such shareholders could claim that we violated our obligations to them with respect their registration rights.

In June 2017, we granted piggy-back and demand registration rights to certain holders of our securities in connection with the acquisition of certain assets of Marley Beverage Company, LLC. As a result, these holders have the right to require us to prepare and file a registration statement with the Securities and Exchange Commission to register their shares of the Company for resale and to also include their shares in any registration statement filed by the Company.  To date, we have not registered any of these shares and have not included these shares for resale on the accompanying prospectus and have not received a waiver from the shareholders in connection with such non-inclusion.  As a result, these shareholders could claim we violated our registration rights obligations with respect to their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for purchasing inventory for newly gained distribution and other working capital purposes. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
 .
DILUTION

If you purchase shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. The net tangible book value of our common stock on June 30, 2018 was approximately $7.9 million, or approximately $0.20 per share of common stock based on 39,925,781 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

After giving effect to the sale of the common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement, and after deducting estimated offering discounts and commissions and expenses payable by us, our net tangible book value as of June 30, 2018 would have been approximately $          million, or $       per share of common stock. This represents an immediate increase in net tangible book value of $ per share to our existing stockholders and an immediate dilution in net tangible book value of $        per share to new investors. The following table illustrates this per share dilution:

Offering price per share	-	$-
Net tangible book value per share as of June 30, 2018	$0.20
Increase in net tangible book value per share attributable to this offering
As-adjusted net tangible book value per share after this offering
Dilution per share to new investors purchasing in this offering	-	$-

The above discussion and table are based on 39,925,781 shares of our common stock outstanding as of June 30, 2018 and excludes as of such date (i) 1,611,475 shares of our common stock underlying outstanding stock options with a weighted average exercise price of $1.96; and (ii) 1,600,000 shares of our common stock reserved for future issuance under our 2016-2017 Long Term Incentive Plan.

To the extent that any outstanding options or warrants are exercised, new options are issued under the plans, restricted stock awards vest, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to investors.

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, future prospects, and other factors that our board of directors may deem relevant.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC, acting as the representative of the several underwriters named on Schedule I thereto, with respect to the shares of common stock subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase, the number of shares of common stock provided below opposite their names.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Northland Securities, Inc.
Total

The underwriters are offering the shares of common stock subject to the acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of ● additional shares of common stock at a purchase price of $● per share to cover over-allotments, if any, of the shares offered by this prospectus. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase such number of additional shares.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $● per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $● per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares of common stock.

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$

We have agreed to reimburse the underwriters for reasonable out-of-pocket expenses, including legal fees and disbursements in connection with the purchase and sale of the shares of common stock offered by this prospectus, up to an aggregate of $150,000. We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately $●.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Affiliate Participation

Certain of our officers and directors and their affiliates have indicated an interest in purchasing up to an aggregate of approximately $[●] in securities in this offering at the public offering price.  The shares held by these officers and directors will be subject to the applicable lock-up restrictions described below.  However, because indications of interest are not binding agreements or commitments to purchase, any of these potential investors could determine to purchase more, less or no securities in this offering, and the underwriters could determine to sell more, less or no shares to such potential investors.

Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of 90 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriters. The underwriters may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●
Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●
Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing and Transfer Agent

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “NBEV.” The transfer agent of our common stock is Clear Trust LLC.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriters have not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York. The underwriters are being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated balance sheets of New Age Beverages Corporation and its subsidiaries as of December 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, appearing in New Age Beverages Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Accell Audit & Compliance, P.A., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference herein.

Such financial statements have been incorporated herein in reliance on the report of each such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017as filed with the SEC on April 17, 2018 and amended on August 17, 2018;

●
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 as filed with the SEC on May 15, 2018 and amended on August 17, 2018;

●
Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 as filed with the SEC on August 14, 2018;

●
Our Current Reports on Form 8-K and 8-K/A filed with the SEC on March 23, 2018, April 11, 2018, April 13, 2018, June 21, 2018, July 10, 2018, August 15, 2018 and August 16, 2018 ; and

●
The description of our common stock set forth in the Registration Statement on Form 8-A (as amended) filed with the SEC on February 13, 2017 (File No. 001-38014), and any other amendment or report filed for the purpose of updating such description

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 1700 E. 68th Avenue, Denver, Colorado 80229, phone number (303) 289-8655.

PROSPECTUS

$100,000,000

New Age Beverages Corporation

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “NBEV.” On July 18, 2017, the last reported sales price for our common stock was $4.52 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated October 16, 2017

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “New Age Beverages” or the “Company” in this prospectus mean New Age Beverages Corporation, a Washington corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT NEW AGE BEVERAGES CORPORATION

Overview

We are a leading all natural healthy functional beverage company engaged in the development, marketing, sales and distribution of a portfolio of Ready-to-Drink (RTD) better-for-you beverages. We have competitive entrants in the top 5 fastest growing segments of the beverage industry competing in the RTD tea, RTD coffee, Coconut Water, Kombucha, Functional Waters, and Energy drink segments. We differentiate our brands through functional characteristics and ingredients and offer all natural and organic products, with no high-fructose corn syrup (HFCS), no-Genetically Modified Organisms (GMOs), no preservatives, and only all natural flavors, fruits, and other ingredients. We manufacture of products in our own fully-integrated manufacturing facilities and through a network of nine additional manufacturers strategically located throughout the United States. Our products are currently distributed in 10 countries internationally, and in all 50 states domestically through a hybrid of four routes to market including our own direct store distribution (DSD) system that reaches more than 6,000 outlets, and to more than 20,000 other outlets throughout the United States directly through customer’s warehouses, through our network of DSD partners, and through our network of brokers and natural product distributors. Our products are sold through multiple channels including major grocery retail, natural food retail, specialty outlets, hypermarkets, club stores, pharmacies, convenience stores and gas stations. We market our products using a range of marketing mediums including in-store merchandising and promotions, experiential marketing, events, and sponsorships, digital marketing and social media, direct marketing, and traditional media including print, radio, outdoor, and television.

Corporate Information

New Age Beverages Corporation was formed under the laws of the State of Washington on April 26, 2010 under the name American Brewing Company, Inc. As part of a recapitalization on September 25, 2013, we converted from an “S” Corporation to a “C” Corporation.

On April 1, 2015, we acquired the assets of B&R Liquid Adventure, which included the brand, Búcha® Live Kombucha. Prior to acquiring the Búcha Live Kombucha® brand and business, we were a craft brewery operation. On October 1, 2015, we agreed to sell our brewery, brewery assets and related liabilities to focus exclusively on the healthy functional beverage category and the Búcha® brand. The assets sold consisted of accounts receivable, inventories, prepaid assets and property and equipment. We recognized the sale of our brewery and micro-brewing operations as a discontinued operation beginning in the third quarter of 2015, and ultimately concluded the transaction in May 2016. In May 2016 we changed our name to Búcha, Inc. On June 30, 2016, we acquired the combined assets of New Age Beverages, LLC, Aspen Pure, LLC, New Age Properties, and Xing, relocated our operational headquarters to Denver, Colorado, changed our name to New Age Beverages Corporation, and received the stock ticker symbol “NBEV” on the OTCQB.

Our principal executive offices are located at 1700 E. 68th Avenue, Denver, CO 80229, and our phone number is (303)-289-8655. Our corporate website address is www.newagebev.us. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

 RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

 USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

As of July 18, 2017, there were 34,330,520 shares of common stock issued and outstanding.

 DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, of which 250,000 are classified as Series A Preferred Stock and 300,000 are classified as Series B Preferred Stock. As of July 18, 2017, there were no shares of Series A and Series B Preferred Stock issued and outstanding.

Our Board of Directors is authorized to issue shares of preferred stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

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the title and stated or par value of the preferred stock;
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the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
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the provisions for a sinking fund, if any, for the preferred stock;

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any voting rights of the preferred stock;
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the provisions for redemption, if applicable, of the preferred stock;
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any listing of the preferred stock on any securities exchange;
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the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;
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if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;
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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

 DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

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the title of the warrants;
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the aggregate number of the warrants;
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the price or prices at which the warrants will be issued;
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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;
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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;
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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;
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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
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the minimum or maximum amount of the warrants that may be exercised at any one time;
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information with respect to book-entry procedures, if any;
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if appropriate, a discussion of Federal income tax consequences; and
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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

 DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

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the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
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a description of the terms of any unit agreement governing the units; and
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a description of the provisions for the payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

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the terms of the offering;
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the names of any underwriters or agents;
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the name or names of any managing underwriter or underwriters;
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the purchase price of the securities;
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any over-allotment options under which underwriters may purchase additional securities from us;
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the net proceeds from the sale of the securities
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any delayed delivery arrangements
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any underwriting discounts, commissions and other items constituting underwriters’ compensation;
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any initial public offering price;
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any discounts or concessions allowed or reallowed or paid to dealers;
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any commissions paid to agents; and
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any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

 LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

 EXPERTS

The consolidated balance sheets of New Age Beverages Corporation and its subsidiaries as of December 31, 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, appearing in New Age Beverages Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Accell Audit & Compliance, P.A., independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference herein.

The consolidated balance sheet of New Age Beverages Corporation as of December 31, 2015, and the related statements of operations, members’ capital and stockholders’ equity (deficit), and cash flows for the nine months ended December 31, 2015 (Successor) and for the three months ended March 31, 2015 (Predecessor) have been audited by MaloneBailey, LLP, independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated by reference herein.

Such financial statements have been incorporated herein in reliance on the report of each such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017;
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our Quarterly Report on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 16, 2017;

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our Current Reports on Form 8-K filed with the SEC on January 30, 2017, February 17, 2017, March 29, 2017, March 31, 2017 as amended by our Current Report on Form 8-K/A filed on June 15, 2017, May 19, 2017, May 24, 2017 and June 13, 2017;
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the description of our common stock contained in the our amended Registration Statement on Form 8-A filed with the SEC on February 13, 2017 (File No. 001-38014), including any amendment or report filed for the purpose of updating such description; and
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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 1700 E. 68th Avenue, Denver, Colorado 80229, phone number (303) 289-8655.

           Shares
Common Stock

NEW AGE BEVERAGES CORPORATION

PROSPECTUS SUPPLEMENT

Roth Capital Partners
 Sole Book Running Manager

Northland Capital Markets
Lead Manager

August       , 2018